PURCHASE AND SALE AGREEMENT WITH LEASEBACK

THIS AGREEMENT is made as of January 22 ,2024 (the "Effective Date") by and between **300 PARK STREET, LLC,** a Delaware limited liability company with a place of business in Paris, Maine ("Seller"), and **300 Park St Holdings LLC,** a Maine limited liability company ("Purchaser"). Purchaser is permitted to assign its interests herein to SP Capital Partners LLC, a Kansas limited liability company either in whole or in part without the Seller's consent, but an assignment to any other party cannot be made without the Seller's consent which shall not be unreasonably withheld.

1. PURCHASE AND SALE; LEASEBACK.

(a) Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller agrees to sell and convey and Purchaser agrees to purchase and pay for all of Seller's rights and interests in and to the following property (collectively referred to berein as the "Premises"):

(i) The land located at or about 300 Park Street in the Town of Paris, County of Oxford, and State of Maine, as more particularly described in **Schedule l(a)** attached hereto and by this reference incorporated herein, together with all other rights, privileges, easements and appurtenances thereto, including without limitation, Seller's right, title and interest in and to all air rights, water rights, easements, rights-of-way and other interests in, on, under or to any land, highway, alley, street or right-of-way abutting, adjoining or used in connection with said parcel (the "Land"); and

(ii) All buildings and other structures and improvements on the Land and systems and fixtures attached thereto (the "Improvements", except those specifically excluded trade fixtures, and any replacement or improvement of such trade fixtures, set forth in Schedule l(a)(ii), and, together with the Land, referred to herein as the "Real Property")

(b) Lease from Purchaser to Seller at Closing. Contemporaneous with the Closing (as hereafter defined), Purchaser, as landlord, and Seller, as tenant, shall enter into the net lease agreement with respect to the Premis.es substantially in the form attacbed hereto as Exhibit 1(b) (the "Lease").

2. PURCHASE PRICE.

(a) The purchase price for the Premises (the "Purchase Price") is Five Million Nine Hundred Thirty-Five Thousand and 00/100 Dollars ($5,935,000.00) a.nd shall be payable as follows:

(i) One Hundred Thousand and 00/100 Dollars ($100,000.00), which shall be paid to Security 1st Title Insurance Company ("Title Company") on or within five (5) days after the Effective Date, which amount (the "Deposit") shall be held and disbursed by the Title Company in accordance with the provisions hereof and shall be applied as part payment of the Purchase Price at Closing (as hereinafter defined); and

(ii) The balance of the Purchase Price, subject to adjustment as provided herein, which shall be paid by Purchaser at Closing by certified, cashier's or treasurer's check or checks made payable to Seller or by electronic wire transfer in accordance with wiring instructions provided by Seller within a reasonable time prior to the Closing. (b) The Title Company shall promptly place the Deposit in a segregated, non-interest- bearing account at an FDIC-insured financial institution. 3. ADJUSTMENTS AND COSTS. The following items shall be prorated, adjusted and paid as follows: (a) Seller shall pay all of the real estate transfer tax required under Maine law. (b) Seller shall deliver to Purchaser an affidavit of Maine residency pursuant to 36 M.R.S. § 5250-A, Purchaser shall withhold a portion of the Purchase Price in accordance with 36 M.R.S. § 5250-A. (c) Seller shall be responsible for sales tax, if any, imposed in connection with the transactions contemplated hereby. (d) Each party shall pay any costs and expenses incurred by such party in connection with the transactions contemplated by this Agreement not adjusted as set forth in this Section or otherwise provided for herein. 4. TITLE, SURVEY, AND ENVIRONMENTAL. Seller shall convey the Real Property to Purchaser by good and sufficient quitclaim deed with covenant (the "Deed"), in accordance with the Maine Statutory Short Form. Title to the Real Property shall be subject to zoning and land use restrictions, any state of facts that would be shown by a current ALTA/ACSM land title survey of the Real Property, such municipal real estate taxes for the current tax year as are not due and payable as of the Closing Date and any exceptions accepted or waived (or deemed to be waived) by Purchaser pursuant to Section 4(b) (collectively, "Permitted Exceptions"). Seller shall be responsible for the cost of any title insurance premium imposed in connection with any title insurance policy issued to Purchaser. (a) (b) Seller shall, at Seller's expense and within thirty (30) days of the Effective Date, provide Purchaser with a commitment for an owners and Purchaser's lender's policy of title insurance from the Title Company (the "Title Insurance Commitment") pursuant to which the Title Company shall agree to insure title to the Premises, in the amount of the Purchase Price at ordinary rates in the name of Purchaser and Purchaser's Lender, after delivery of the Deed, by a standard 2006 or 2021 AL TA form owners and lenders Policy, with such endorsements as Purchaser shall require, free and clear of all liens, agreements, matters, and encumbrances other than the Permitted Encumbrances and the Lease, and with all survey exceptions deleted, insuring against all mechanics' and laborers' liens and claims on account of any work performed on the Page 2

Premises through the Closing Date (including, but not limited to, unfiled and inchoate liens and claims) and otherwise in accordance with the provisions of this Agreement (the "Title Policy"). If an assignment is made by Purchaser, which causes a delay in Seller complying with Section 4(a) or 4(b), additional time shall be provided to Seller to obtain the requisite title insurance. (c) Purchaser shall notify Seller in writing within the later of five (5) days after its receipt of the Title Insurance Commitment or the Survey (the "Title Review Period") of any matter affecting title to the Real Property and existing of record revealed by Purchaser's examination or review of the same and of any matter that Purchaser finds objectionable (individually and collectively referred to herein as an "Exception" or the "Exceptions"). With respect to any Exception that is created after the Effective Date, Purchaser shall notify Seller within ten (10) days of becoming aware of such Exception, but in any event prior to the Closing Date. If Purchaser gives Seller timely written notice of any Exception (such written notice to be referred to herein as a "Notice of Objection"), then Seller shall elect by giving Purchaser written notice (the "Response Notice") within five business days of the date it receives the Notice of Objection, but in any event prior to the Closing Date, either to (i) attempt to cure sueh Exception, in which event Seller shall have 30 days from the date of the Response Notice (the "Cure Period") to attempt to eure any such Exception; or (ii) decline to attempt to cure such Exception. If Seller elects not to attempt to cure such Exception, or if, having elected to attempt to cure such Exception, Seller is unable to do so within the Cure Period after the exercise of commercially reasonable efforts (which in no event shall be deemed to obligate Seller to pay any sum of money), then Purchaser shall elect by giving Seller written notice (the "Decision Notice") within five business days of the Response Notice or within five business days of the expiration of the Cure Period, as the case may be, either to (i) accept the Real Property subject to the uncured Exception, in which event the uncured Exception shall be deemed a Pennitted Exception; or (ii) terminate this Agreement and have the Deposit returned to it, in which event all obligations of the parties hereunder shall cease and neither party shall have any claim against the other by reason of this Agreement, except as provided below and except with respect to obligations that are expressly stated herein to survive the tennination of this Agreement. If Purchaser does not give a Notice of Objection within the Title Review Period with respect to any matter that exists of record in the applicable registry of deeds as of the Effective Date or that could reasonably be ascertained from any current ALT Al ACSM land title survey of the Real Property, then Purchaser shall be deemed to have waived its right to object to any and all such matters that exist as of the Effective Date and such matters shall be deemed Pennitted Exceptions. In all events, except if Purchaser elects to terminate this Agreement as set forth herein, Seller shall be required to pay or otherwise remove at or prior to Closing (i) any liens affecting the Real Property which secure Seller's obligation to pay a monetary amount if such liens were voluntarily created by Seller's affirmative grant; and (ii) any tax liens or amounts due for prior year taxes, sewer liens covering any period of time prior to Closing and subsequent to Seller's acquisition of the Real Property, liens for special assessments or other municipal liens for any work done during any period of time prior to Closing and subsequent to Seller's acquisition of the Premises and any mechanics' liens. Notwithstanding the foregoing, if any Exception arises after the date of this Agreement as a result of any act or omission of Seller in violation of this Agreement, Purchaser may exercise all remedies available to it, in law or in equity, against Seller for breach of this Agreement. Page 3

(d) Within thirty (30) days of the Effective Date, Seller shall obtain a current ALTA/ASCM land title survey of the Real Property (the "Survey''). Purchaser shall have the later of five (5) days from the date Purchaser receives the Survey or the Title Insurance Commitment in which to review the Survey (the "Survey Review Period"). If Purchaser is dissatisfied with the Survey, in Purchaser's discretion, Purchaser may notify Seller of its intent to terminate this Agreement and Purchaser shall have its Deposit returned and the parties shall have no further obligations to each other hereunder except those which expressly stated to survive this Agreement. If Purchaser does not provide notice of termination to Seller within the Survey Review Period, then Purchaser shall be deemed to have waived its right to object to the Survey. (e) Within thirty (30) days of the Effective Date, Seller shall, at Seller's expense, commission a Phase I Environmental Site Assessment ("ESA") of the Premises. Purchaser shall have five (5) days from its receipt of the ESA to review the ESA (the "ESA Review Period"). If Purchaser is dissatisfied with the ESA, in Purchaser's discretion, Purchaser may terminate this Agreement by written notice to Seller before the expiration of the ESA Review Period, in which case Purchaser shall have its Deposit returned and the parties shall have no further obligations to each other hereunder except for those that are expressly stated herein to survive this Agreement. If Purchaser does not provide notice of termination to Seller within the ESA Review Period, then Purchaser shall be deemed to have waived its right to object to the ESA. S. ITEMS TO BE DELIVERED TO PURCHASER FROM SELLER. No later than the second business day after the Effective Date, Seller shall deliver to Purchaser, at Seller's expense, the following items in Seller's possession relating to the Premises: (a) Copies of all title policies, surveys, plans and specifications for the Improvements and any mechanical systems thereof, engineering reports, all environmental reports, assessments or other information pertaining to the environmental condition of the Real Property, or any drawings or similar records pertaining to the Premises; (b) A complete operating statement and supporting documentation and details of all income, expenses and capital expenditures relating to the operation of the Premises for the preceding six-month period, and any operating or capital expenditure budgets for the preceding twelve-month period, copies of all tax bills or assessments of every kind or nature received by Seller within the preceding 12 months (the "Financial Infonnation"), which Financial Information shall be certified by Seller as true, accurate and correct in all material respects as of the date delivered; (c) Copies of all inspection reports and all permits, certificates of occupancy, building permits, licenses and approvals relating to the use and occupancy of the Real Property; any notices from or to the Town of Paris regarding the Premises, including without limitation notices of any potential or alleged code violations or pertaining to any proposed additions or modifications; ( d) All site plan approvals and copies of any requests or applications therefor, zoning requests and decisions and other governmental authorizations, all drawings, plans, specifications Page 4 and other development and construction-related documents related to any proposed construction or alteration on the Premises; and ( e) All reports and assessments relating to environmental matters, engineering and building inspection studies and reports concerning the Improvements, including roofing and paving and the existence of defects or requests or recommendations for repair or replacement. 6. FEASIBILITY PERIOD. (a) Commencing on the Effective Date and ending on the date that is thirty-five (35) days thereafter (the "Feasibility Period"), Purchaser shall have the right to satisfy itself that matters such as title, soils, zoning, building condition, enviromnental matters, market feasibility, financing, and other criteria determined by Purchaser are acceptable to Purchaser, in its sole and unfettered discretion. Purchaser shall have the right to extend the Feasibility Period for an additional fifteen (15) days by providing Seller written notice of the extension prior to the expiration of the original thirty-five (35) day Feasibility Period. During the Feasibility Period, Purchaser and its agents shall have the right, at Purchaser's sole cost and expense, and at Purchaser's sole risk, to perform such inspections and tests of the Real Property and to perform such other analysis, inquiries, investigations as Purchaser shall deem necessary or appropriate. All such entries shall be at reasonable times and after at least 24 hours' prior notice to Seller or Seller's agent. Purchaser i::hall indemnify and hold Seller hannless from any liens arising out of Purchaser's entry and inspection. (b) Purchaser shall have the right to unilaterally tem1inate this Agreement at any time for any reason prior to the end of the Feasibility Period. Upon such termination, the Deposit shall be returned to Purchaser and thereupon neither party shall have any further rights or obligations to the other hereunder, other than such rights and obligations that are expressly stated herein to survive the termination of this Agreement. 7. REPRESENTATION AND WARRANTIES. (a) Seller represents and warrants to Purchaser that the following are true and correct as of the date of this Agreement and will be true and correct as of the Closing: (i) Seller is a limited liability company, duly organized and validly existing under the laws of the State of Delaware; (ii) Seller has the right, power and authority to enter into this Agreement or to perform its obligations hereunder, without the joinder of any other party; (iii) The execution and delivery of this Agreement, the consummation of the transaction herein contemplated, and the compliance with the terms of this Agreement will not violate any provisions of the limited liability company agreement or similar instrument of Seller nor conflict with, or with or without notice or the passage of time, or Page 5 both, result in a breach of, any of the terms or provisions of or constitute a default under any indenture, mortgage, loan agreement or instrument to which Seller is a party or by which Seller is bound, or any applicable governmental regulation or any judgment, order or decree of any court having jurisdiction over Seller; (iv) There are no material violations of laws or regulations affecting the Premises. No notice from any source claiming or inquiring into the existence of any such violation has been received by Seller; (v) There is no action, suit, legal proceeding or other proceeding pending or threatened against Seller or affecting any portion of the Premises in any court or before any arbitrator of any kind or before any governmental body that may materially or adversely affect the transactions contemplated by this Agreement or which may affect any portion of the Premises; (vi) Seller bas not .knowingly released or disposed of any Hazardous Substance on, in, under or from the Real Property, and Seller is, to the best of its knowledge, not aware of the release or disposal of any Hazardous Substance on, in, under or from the Real Property at any time by any one else. There are no underground storage tanks on the Real Property. The term "Hazardous Substance," as used herein, means any mate.rial, the generation, storage, handling, release, transportation or disposal of which is regulated by any federal, state or local law or regulation; (vii) Seller has no knowledge of any pending or threatened actions or proceeding regarding condemnation of the Premises or any part thereof; (viii) Seller has good and marketable title to the Premises, free and clear of all liens and encwnhrances, except as otherwise set forth herein; (ix) Except as disclosed on Schedule 7(a)(ix), the Real Property consists of one or more independent units that do not rely on any property or facilities (other than public utilities) located on any property not included in the Real Property (a) to fulfill any zoning, building code or other municipal or governmental requirements, or (b) for essential building systems or utilities, including but not limited to, electrical, plumbing, mechanical, heating, ventilation, air conditioning systems, water systems and waste disposal systems. No property, building, or other improvement not included within the Real Property relies on any part of the Premises to fulfill any zoning, building code, or other governmental or municipal requirement or for structural support or the furnishing to such property, building, or improvement any essential building system or utility; (x) There is no obligation or liability of any nature whatsoever, contingent or otherwise, that is or could become a lien or other encumbrance on the Premises; (xi) The Financial Information accurately reflects the financial position of the Premises as of the dates thereon and the operations of the Premises for the periods covered thereby; there have been no material adverse changes in the financial condition Page 6 or results of operation of the Premises nor has the Premises sustained any material loss or damage since the last day of the most recent period covered by the Financial Information; (xii) To lhe best of Seller's knowledge, all written infonnation furnished by Seller or its agents to Purchaser and its agents, including without limitation the Financial Information and infom1ation regarding rentals, values, and conditions of the Premises is true, accurate and complete; and no document, certificate or written statement furnished to Purchaser by and on behalf of Seller in connection with this transaction contains or will contain any untrue statement of a material fact or omit or will omit or state any material fact necessary in order to make the statements contained herein and therein not persuading; (xiii) Seller has paid or shall pay at Closing all taxes, charges, and assessments required to be paid to any taxing authority which could in any way constitute a lien against the Premises or any part thereof, or an adjustment has been properly made on account of such amounts in accordance with the provisions of Section 3 hereof. Seller has not received any written notice of any proposed increase in the assessed valuation of the Premises or any part thereof and no exemption from full taxation of the Premises or any part thereof has been claimed by Seller. (b) Purchaser represents and warrants to Seller that the following are true as of the Effective Date and will be true as of the Closing: (i) Purchaser is a limited liability company, duly organized and validly existing under the laws of the State of Maine; (ii) Purchaser has the right, power and authority to enter into this Agreement or to perform its obligations hereunder; and (iii) The execution and delivery of this Agreement, the consummation of the transaction herein contemplated, and the compliance with the terms of this Agreement will not violate any provisions of the Articles of Incorporation, Operating Agreement, Bylaws or similar instrument of Purchaser nor conflict with, or with or without notice or the passage of time, or both, result in a breach of, any of the terms or provisions of or constitute a default under any indenture, mortgage, loan agreement or instrument to which Purchaser is a party or by which Purchaser is bound, or any applicable governmental regulation or any judgment, order or decree of any court having jurisdiction over Purchaser. (c) All representations and warranties set forth in this Section shall survive the Closing. If eilher party discovers that any representation or warranty to the other party is untrue or incorrect in any material respect, it shall promptly notify the other party and the party having made the untrue or incorrect representation or warranty shall indemnify and hold harmless the discovering party for all claims, losses, liabilities, including reasonable attorneys' fees, incurred by the discovering party as a result of such untrue or incorrect representation or warranty. Page 7

8. COVENANTS AND AGREEMENTS OF SELLER. Seller covenants and agrees with Purchaser that between the Effective Date and the Closing: (a) It shall not dispose of any interest in the Premises; shall not mortgage, pledge or subject to lien and other encumbrances any interest in the Premises; shall not enter into any other agreement relating to the Premises that would affect the sale or survive the Closing or enter into any new leases or use arrangements affecting the Premises; shall keep the Real Property insured for not less than full replacement value and maintain, preserve, and keep all of the Improvements in good condition and repair, reasonable wear and tear excepted; and shall maintain its general liability insurance in effect consistent with its nonnal conduct of business; (b) lt shall not take any action or fail to take any action that would cause any Exception, would cause the Premises not to conform with the provisions of this Agreement, would cause any statements set forth in Section 7(a) to be untrue or incorrect, or would otherwise cause Seller to be unable to perform its obligations under this Agreement. 9. CONDITIONS PRECEDENT TO PURCHASER'S PERFORMANCE. (a) Purchaser's obligations hereunder, including the obligation to purchase and pay for the Premises, are subject to the satisfaction of the following conditions, any of wbich may be waived by Purchaser, but only in a writing signed by Purchaser: (i) All of Seller's representations and warranties being true and correct as of the Closing Date; (ii) No material adverse changes in the physical condition of the Real Property or the results of operations thereof shall have occurred and the Premises shall be in the same condition at the Closing as of the Effective Date, normal wear and tear excepted; (iii) No portion of the Real Property sball have been condemned or sold in lieu thereof or be the subject of any pending or threatening condemnation proceeding or subject to any pending or threatening legislation, regulation, rezoning or zoning amendment, moratorium or referendwn; (iv) Seller shall have performed all of the obligations required by this Agreement to be performed by Seller; (b) If any of the conditions set forth above are, in Purchaser's sole discretion, not satisfied, Purchaser, hy written notice delivered to Seller on or before the Closing Date, may elect (a) to waive such condition and proceed with the Closjng or (b) to terminate this Agreement and have the Deposit returned to it. If Purchaser does not give such written notice within the time period described above, Purchaser shall be deemed to have elected to waive such condition and proceed with the Closing. The foregoing notwithstanding, if such contingency is not satisfied and such dissatisfaction arises as a result of any act or omission of Seller in violation of this Agreement, Purchaser may exercise all remedies available to it, in law or in equity, against Seller for breach of this Agreement. Page 8

10. CLOSING. (a) The consummation of the transactions contemplated hereby (the "Closing") shall take place at the offices of Seller's counsel or remotely, on the first business day that is not less than twenty (20) days after the end of the Feasibility Period, or at such later date as determined pursuant to Section 4 herein (the "Closing Date"). (b) The following shall occur at the Closing, each being a condition precedent to the others and all being considered as occurring simultaneously: (i) Seller shall execute, have acknowledged and delivered to Purchaser the Deed, said Deed being subject only to the matters described in Section 4 and to any Exceptions accepted by Purchaser; (ii) Seller shall deliver executed affidavits and indemnifications in form and substance reasonably satisfactory to Purchaser regarding mechanics' liens, materialmens' liens and parties in possession sufficient to eliminate any title insurance exceptions for these matters; (iii) Seller and Purchaser shall deliver certifications con.finning that their respective representations and warranties set forth in Sections 7(a) and 7(b) continue to be true and correct as of the Closing Date; (iv) Seller shall deliver an affidavit indicating that Seller is not a foreign person and that the transaction is exempt from the requirements of 26 U.S.C. § 1445., or in lieu thereof, Purchaser shall be entitled to withhold and account for a portion of the Purchase Price as required by such statute and corresponding regulations; (v) Seller shall deliver an affidavit indicating that Seller is a Maine resident, or in lieu thereof, Purchaser shall be entitled to withhold and account for a portion of the Purchase Price as required by 33 M.R.S. §5250-A; (vi) Seller shall deliver one complete set of final "as built" plans and specifications for the Improvements if in Seller's possession or control; (vii) Each party shall deliver to the other a clerk's certificate or member certificate certifying as to authority and appropriate resolutions adopted by the party, current officers or other parties authorized to execute documents on behalf of such party, and such other organizational documents as shall be reasonably requested in connection with this transaction; (viii) Purchaser shall deliver to Seller tbe balance of the Purchase Price by certified, cashier's or treasurer's check made payable to Seller or by electronic wire transfer as reqwred by Section 2(a); Page 9

(ix) Each party shall deliver to the other such other documents, certificates, and the like as may be required herein or as may be necessary to carry out the obligations under this Agreement; and (x) Each party shall have executed the Lease. 11. RISK OF LOSS. (a) All risk of loss to the Premises prior to the Closing shall be on Seller. If between the Effective Date and the Closing any part of the Premises is taken in condemnation or under the right of eminent domain, or any material portion of the Improvements are damaged by fire or other casualty, Purchaser shall have the right to terminate this Agreement and have the Deposit returned by giving written notice to Seller on or before the Closing. (b) If Purchaser does not elect to terminate this Agreement pursuant to Section l l(a), Seller and Purchaser shall perform their respective obligations under this Agreement and Seller shall (i) deliver to Purchaser at the Closing any insurance proceeds or condemnation awards received by Seller as a result of any occurrence specified in Section l l(a) in respect of or allocable to the Premises, (ii) assign to Purchaser all of Seller's right, title and interest in any to any insurance proceeds and condemnation allocable to the Premises which have not yet been received by Seller on the Closing Date, and (iii) the Purchase Price shall be reduced by the amount of Seller's insurance deductible if the loss is caused by fire or other casualty. Seller shall refrain from accepting or agreeing upon the amount of any payment of any proceeds or awards withont Purchaser's prior written consent. 12. BROKER. Seller shall be responsible for, and covenants and agrees to pay, any commission or other fees payable to Stream Capital Partners on account oftl1is transaction and to pay Tom Kennedy with NAT Heartland LLC a commission of 2% of the Purchase Price on account of this transaction. Seller and Purchaser warrant and represent to each other that neither has employed or engaged any real estate broker or agent in connection with this transaction other than Stream Capital Partners and NAI Heartland LLC that could give rise to a lien against the Premises. Each party hereto agrees to hold the other party harmless from and against any and all costs, expenses, claims, losses, or damages, including reasonable attorneys' fees, resulting from a breach of such party's representation or covenant contained in this Section. The provisions of this Section shall survive the Closing. 13. SELLER'S REMEDIES. If Purchaser defaults in performing its obligations hereunder prior to or at the Closing, and Seller has performed or tendered performance of its obligations hereunder, Seller's sole remedy shall be to terminate this Agreement and retain the Deposit as liquidated damages. The parties acknowledge that Seller's damages because of Purchaser's default hereunder are difficult to ascertain and that the amount of the Deposit represents a reasonable estimate of Seller's damages. 14. NOTICES. All notices and other communications required or permitted under this Agreement must be in writing and shall be deemed duly served if sent by email to the email address set forth be I ow, and confirmed received or if sent by personal deli very and receipted for, Page 10 sent by FedEx or other nationally recognized overnight courier service, or mailed by registered or certified mail, return receipt requested, addressed, if to Seller, at the address of Seller set forth below with a copy sent to the address below or such other address as Seller shall have last designated by notice in writing to Purchaser and, if to Purchaser, at the address of Purchaser set forth below with a copy sent to the address below or such other address as Purchaser shall have last designated by notice in writing to Seller. Any such notice shall be deemed effective upon receipt. If to Seller: with a copy to: If to Purchaser: 300 Park Street, LLC 53 Forest A venue Old Greenwich, CT 06870 Attn.: Chief Financial Officer and General Counsel Email: David.noblc(a starequity.com legal(a'starequity.com Perkins Thompson One Canal Plaza Portland, ME 04101 Attn.: Julianne C. Ray Email: iray@perkinsthompson.com Tom Kennedy 4400 College Boulevard Suite 170 Overland Park, Kansas 66211 Email: tom@nai-heartlandcom with a copy to: Joseph W. Hemberger McAnany, Van Cleave & Ph i llips, P.A. 10 E. Cambridge Circle Drive, Suite 300 Kansas City, Kansas 66103 Email: jhemberger@mvplaw.com 15. TAX DEFERRED EXCHANGE- (a) Purchaser acknowledges that Seller may assign this Agreement to an escrow agent, trustee, qualified intermediary or similar party for the purpose of accomplishing a like kind exchange within the meaning of Section 1031 of the Internal Revenue Code. Purchaser agrees to cooperate with Seller, at no cost and expense to Purchaser, to taJce such steps as necessary to qualify this transaction for such deferred exchange, including, without limitation, the assignment by Seller of its rights hereunder to a qualified intermediary. No such action shall modify any of the rights or obligations of the parties hereunder. Page II

(b) Seller acknowledges that Purchaser may acquire the Premises as a part of the tax- deferred exchange within the meaning of Section I 031 of the Internal Revenue Code. Seller agrees to cooperate with Purchaser, at no cost and expense to Seller, to take such steps as necessary to qualify this transaction for such deferred exchange, including, without limitation, the assignment by Purchaser of its rights hereunder to a qualified intermediary. No such action shall modify any of the rights or obligations of the parties hereunder. 16. MISCELLANEOUS. (a) It is expressly agreed by the parties hereto that time is of the essence with respect to this Agreement. Any reference herein to time periods of less than seven (7) days shall be computed to exclude Saturdays, Sundays, and legal holidays, and any time period provided for herein which ends on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. of the next business day. (b) Purchaser or Purchaser's agents shall have the right to enter upon the Real Property, prior to the Closing for the purpose of making studies and inspections of the Real Property during normal business hours, so long as Purchaser or Purchaser's agents do not unreasonably interfere with Seller's use of the Real Property. Any such entry shall be at Purchaser's own risk and Purchaser agrees to indemnify and hold Seller harmless from and against any property damage or personal injury or claim or lien against the Premises to the extent caused by any such access or inspection by Purchaser or its representatives. ( c) This Agreement shall be binding upon and shall inure to the benefit of Seller and Purchaser and their respective heirs, personal representatives, successors and assigns. ( d) It is understood and agreed that all understandings, agreements, warranties or representations, either oral or in writing, heretofore between the parties hereto are merged into this Agreement, which alone fully and completely expresses the parties' agreement with respect to the transactions covered hereby. This Agreement may not be modified in any manner except by an instrument m writing signed by Seller and Purchaser. (e) Neither Purchaser nor any person who owns a controlling interest in or otherwise controls Purchaser is: (i) listed on the Specially Designated Nationals and Blocked Persons List or any other similar list maintained by the Office of Foreign Assets Control, Department of the Treasury, pursuant to any authorizing statute, Executive Order or regulation, (ii) a "specially designated global terrorist" or other person listed in Appendix A to Chapter V of 31 C.F.R., as the same has been from time to time updated and amended, or (iii) a person either: (A) included within the term "designated national" as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections l(a), l(b), l(c) or l(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or a person similarly designated under any related enabling legislation or any other similar Executive Orders. (t) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Maine without regard to or application of its conflicts of law principles. Page 12

(g) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. (h) EXCEPT AS MAY BE EXPRESSLY SET FORTH HEREIN, SELLER IS MAKING NO REPRESE NTATIONS OR WARRANfIES CONCERNING THE CONDITION OF THE PREMISES. PURCHASER EXPRESSLY AGREES THAT 1HE PREMISES ARE BEING SOLD "AS IS, WHERE IS" WITH ALL FAULTS, AND THAT PURCHASER IS RELYING ON ITS OWN OPINIONS AND THE OPINIONS OF ITS AGENTS AND CONSULTANTS AS TO THE CONDITION OF THE PREMISES. 17. ATTORNEYS FEES. In case a lawsuit shall be brought because of the breach or alleged breach of any agreement or obligation contained in this Agreement on the part of either party to be kept or performed, the prevailing party of a claim shall be entitled to recover its reasonable attorneys' fees and expenses in connection with such lawsuit claim .. 18. WAIVER OF JURY TRIAL. SELLER AND PURCHSER EACH WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH SELLER A!"'-11) PURCHASER MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, TH[S AGREEMENT. IT lS AGREED AND UNDERSTOOD THAT Tms WAIVER CONSTITUTES A WAJVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO T I DS AGREEMENT, IN EACH CASE WHEmER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN AGREEMENT OR TORT OR OTHERWISE. Tms WAIVER IS KNOWINGLY, WILLINGLY A1''D VOLUNTARILY MADE BY SELLER AND PURCHASER, AND EACH HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. PURCHASER AND SELLER FURTHER REPRESENT AND WARRANT THAT EACH HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT EACH HAS HAD THE OPPORTUNITY TO DISCUSS TIDS WAIVER WITH COUNSEL. Page 13

1/22/2024 SELLER: 300 PARK STREET, LLC By:-------------Print Name: ----------Its: ---------- PURCHASER: 300 Park Street Holding LLC Page 14 By:-------------Print Name: ---------- Its: ---------- /s/ David Noble David Noble President Derek Dummermuth /s/ Derek Dummermuth Operating Manager